EXHIBIT 99.1

Insure.com, Inc. Reports Year-End and Fourth Quarter 2007 Financial Results

 -- Q4 marks second consecutive quarterly net profit
 -- Q4 net profit of $462,000 vs. net loss of $316,000 in Q4 2006
 -- Q4 revenues of $4.5 million vs. $4.6 million for Q4 2006
 -- Full year net loss of $175,000 vs. $3.6 million net loss in 2006
 -- Full year revenues reach record $18 million vs. $17.2 million in 2006

DARIEN, Ill., Feb. 6, 2008 (PRIME NEWSWIRE) -- Insure.com, Inc., the only place on earth where you can get auto, life, health, home and business insurance quotes from over 100 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the fourth quarter and year ended December 31, 2007.

Financial Results

Insure.com (Nasdaq:NSUR) reported revenues of $4.5 million for the fourth quarter of 2007, a decrease of 2.5 percent from revenues of $4.6 million for the same quarter of 2006. Net profit for the quarter was $462,000, or $0.06 per share. For the fourth quarter of 2006, Insure.com reported a net loss of $316,000, which included a non-cash real estate impairment charge of $480,000.

For the year ended December 31, 2007, revenues were a record $18.0 million, 4.6 percent above $17.2 million for 2006. The net loss for 2007 was $175,000, or $0.02 per share compared to a net loss of $3.6 million, or $0.49 per share for 2006, which included real estate impairment charges of $1.8 million.

"Insure.com delivered a nice fourth quarter profit and a much-improved 2007 overall," said Robert Bland, chairman and CEO. "Our 2007 focus on lead conversion and cost discipline paid off, especially in the second half. For 2008, we intend to further improve our internal telephone sales force, modernize our in-underwriting tracking systems, launch our new remote agent program and further expand our new life settlement brokerage operation."

Phil Perillo, chief financial officer, remarked, "We achieved improved leverage in our business model in 2007 as revenues rose 4.6 percent while expenses, exclusive of the 2006 impairment charge, declined by nearly 4 percent. Operating loss for the year narrowed to $617,000 compared to a loss of $3.9 million in 2006. The 2006 result included real estate impairment charges of $1.8 million. Our balance sheet remains strong, with $11 million in cash and marketable securities and no debt."

Depreciation and amortization charges were $784,000 for the full year 2007 compared to $852,000 for the full year 2006.

Stockholders' equity amounted to $19.2 million at December 31, 2007, as compared to $19.3 million at December 31, 2006.

Insure.com has a stock repurchase plan in place. During 2007, the Company repurchased 20,026 shares and has been authorized by its board to repurchase up to 600,000 additional shares in the open market or in negotiated transactions.

Additional Business Model Information

Insure.com is an independent, Internet-oriented insurance brokerage that caters to self-directed insurance shoppers. We rely primarily upon direct response advertising and strategic alliances to obtain new customers and qualified Web site traffic.

On January 8, 2007, the Company's Nasdaq Market trading symbol was changed from QUOT to NSUR.

Insure.com currently has a federal tax loss carry forward of approximately $49 million.

About Insure.com

Originally founded in 1984 as Quotesmith Corporation, Insure.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, www.insure.com, are able to obtain free, instant car insurance quotes, instant life insurance quotes, home, business and health insurance quotes from leading insurers and have the freedom to buy online or by phone from any company shown. Insure.com also plays home to over 2,000 originally authored articles on various insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Insure.com generates revenues from receipt of industry-standard commissions, including back-end bonus commissions and volume-based contingent bonus commissions that are paid by participating insurance companies. We also generate advertising revenues from the sale of Web site traffic to various third parties. Shares of the Company's common stock trade on the Nasdaq Capital Market under the symbol NSUR.

Cautions about Forward-Looking Statements

This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, general price declines within the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, possible write down of intangible assets and goodwill, risks associated with capacity constraints, management of growth and potential legal liability arising out of misuse, breach of confidentiality or error in the handling of confidential customer information. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 which is on file with the United States Securities and Exchange Commission.

                           INSURE.COM, INC.
                        STATEMENT OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)
                              Quarter Ended            Year Ended
                               December 31,           December  31,
                               ------------           -------------
                              2007       2006        2007        2006
                              ----       ----        ----        ----
 Revenues                     4,523      4,642      18,020      17,219
 Expenses:
   Selling and marketing      1,247      1,614       5,687       8,784
   Operations                 2,020      1,843       8,860       6,165
   General and
    administrative              708        902       3,306       3,531
   Depreciation and
    amortization                205        197         784         852
   Impairment of
    land & building              --        480          --       1,801
                           --------   --------    --------    --------
 Total expenses               4,180      5,036      18,637      21,133
                           --------   --------    --------    --------
 Operating income (loss)        343       (394)       (617)     (3,914)
 Investment income
  (net)                         119         78         442         326
                           --------   --------    --------    --------
 Net income (loss)         $    462   $   (316)   $   (175)   $ (3,588)
                           ========   ========    ========    ========
 Net income (loss)
  per common share,
  basic and diluted        $   0.06   $  (0.04)   $  (0.02)   $  (0.49)
 Diluted average
  common shares and
  equivalents
  outstanding:                7,355      7,302       7,294       7,312
                    SELECTED BALANCE SHEET DATA
                            (In thousands)
                                           December 31,    December 31,
                                               2007           2006
                                               ----           ----
 Cash and equivalents                         $ 2,072      $ 1,300
 Investments                                    8,941        6,941
 Commissions receivable                         3,263        2,599
 Land and building, net                            --        3,446
 Intangibles and goodwill                       5,148        5,657
 Other assets                                   1,515          728
 Total assets                                 $20,939      $20,671
 Total current liabilities                    $ 1,695      $ 1,347
 Total stockholders' equity                    19,244       19,324
 Total liabilities &
      stockholders' equity                    $20,939      $20,671

CONTACT: Insure.com
         Phillip A. Perillo, Chief Financial Officer
         (630) 515-0170, ext. 295
         phil@insure.com